UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2022

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd., Suite 100
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 713-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Awards of Stock Units under 2020 Incentive Plan

On March 9, 2022, Stewart Information Services Corporation (the "Company") granted stock units (the "Stock Units") to its named executed officers under the Stewart Information Services Corporation 2020 Incentive Plan (the "Plan") pursuant to Stock Unit Award Agreements (the "Award Agreements"). Pursuant to each Award Agreement, the executives will receive Stock Units, each of which represent a contractual right to potentially receive a share of the Company's common stock (a "Common Share"), provided all of the conditions for settlement of the Stock Units have been satisfied. The Stock Unit awards to the named executive officers were as follows:

Name	Number of Units
Frederick H. Eppinger	13,318
David C. Hisey	12,123[1]
John L. Killea	6,315[2]
Steven M. Lessack	4,187
Tara S. Smith	2,235

1	Includes 5,745 Stock Units that will vest and the forfeiture restrictions will lapse on March 9, 2024
2	Includes 3,105 Stock Units that will vest and the forfeiture restrictions will lapse on March 9, 2024

Award recipients have all the rights of a shareholder in the Company, including the right to receive dividends, if declared, which will be delivered upon vesting. The Stock Units are subject to restrictions and forfeitures, as contained in the Award Agreements. The Stock Units will vest, and the forfeiture restrictions will lapse in substantially equal one-third increments on each of March 9, 2023, March 9, 2024, and March 9, 2025 (except as noted with respect to 5,745 Stock Units granted to Mr. Hisey and 3,105 Stock Units granted to Mr. Killea). Any Stock Units that are not vested as of the date of the executive's termination of employment are automatically forfeited. In the event of a termination of the executive's employment by the Company without Cause (as defined in the Award Agreement), by the executive for Good Reason (as defined in the Award Agreement), due to Retirement (as defined in the Award Agreement), or due to death or disability, any Stock Units held shall be subject to special pro rata vesting based on semi-annual increments, provided that the executive has been continuously employed by the Company for at least 25% of the period covered by the vesting schedule. In the event of a termination of the executive's employment due to Voluntary Retirement (as defined in the Award Agreement), any Stock Units held shall immediately vest.

Awards of Restricted Stock Units under 2020 Incentive Plan

On March 9, 2022, the Company granted restricted stock units (the "RSUs") to its named executed officers under the Plan pursuant to Restricted Stock Unit Agreements (the "RSU Agreements"). Pursuant to each RSU Agreement, the executives will receive RSUs, each of which represent a contractual right to potentially receive a Common Share provided the performance-based restrictions and time-based restrictions of the RSUs have been satisfied. The RSUs awards to the named executive officers were as follows:

Name	Number of Units
Frederick H. Eppinger	19,977
David C. Hisey	9,568
John L. Killea	4,815
Steven M. Lessack	6,281
Tara S. Smith	3,353

The performance restriction shall be satisfied based on the Company achieving 7.75% or greater Pre-Tax Margin (as defined in the RSU Agreements) in at least three calendar quarters of any of the seven calendar quarters starting April 1, 2022 and ending December 31, 2023 (the "measurement period"). If the Company does not satisfy the performance requirements, the RSUs will be forfeited effective as of the last day of the measurement period. The time-based restrictions will be satisfied if the executive remains continuously employed by the Company until March 9, 2025. Any RSUs that are not vested as of the date of the executive's termination of employment are automatically forfeited. In the event of a termination of the executive's employment by the Company without Cause (as defined in the RSU Agreement), by the executive for Good Reason (as defined in the RSU Agreement), due to retirement (as specified in the RSU Agreement), or due to death or disability, the RSUs shall be subject to special pro-rata vesting based on semi-annual time increments with the time worked during the applicable incentive period rounded up to the nearest semi-annual time increment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ David C. Hisey
David C. Hisey Chief Financial Officer, Secretary and Treasurer

Date: May 13, 2022